UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

James Faught Employment Agreement

As previously disclosed on EVO Transportation & Energy Services, Inc.’s (the “Company”) Current Report on Form 8-K filed on August 30, 2023, the Company appointed James Faught as Chief Financial Officer. On September 1, 2023, the Company entered into an executive employment agreement with Mr. Faught (the “Employment Agreement”) for an initial term of two years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the Employment Agreement, Mr. Faught is entitled to base compensation of $275,000 per year, reimbursement of certain expenses and incentive compensation that is based on Mr. Faught’s performance as determined by the compensation committee of the Company’s board of directors. The Company agreed to grant Mr. Faught (i) 1,426,494 restricted stock units, which will be eligible to vest in equal installments over three years and (ii) stock options to purchase 1,188,744 shares of the Company’s common stock, which will be eligible to vest in equal installments over three years. In addition, Mr. Faught will be entitled to additional equity awards pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Faught is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through the termination date, plus certain health insurance premium payments and two months’ base salary if such termination is during the initial term or three months’ base salary if the termination is during a renewal term. The Employment Agreement also includes a customary confidentiality covenant and six-month post-termination non-competition and non-solicitation covenants.

The foregoing summary description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Executive Employment Agreement between EVO Transportation & Energy Services, Inc. and James Faught, dated and effective as of September 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2023	By:	/s/ Melinda Wang
	Its:	Executive Vice President, General Counsel and Secretary